Exhibit 15.1

October 26, 2016

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Commissioners:

We are aware that our report dated September 1, 2016 on our review of interim financial information of Alcoa Upstream Corporation for the six-month periods ended June 30, 2016 and 2015 is included in its Registration Statement on Form S-1 dated October 26, 2016.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania